Exhibit 99.1

West Corporation	AT THE COMPANY:
11808 Miracle Hills Drive	David Pleiss
Omaha, NE 68154	Investor Relations
(402) 963-1500
dmpleiss@west.com
West Corporation Reports Fourth Quarter and Full Year 2008 Results
and Provides 2009 Guidance
OMAHA, NE, February 3, 2009 – West Corporation, a leading provider of outsourced communication solutions, today announced its fourth quarter and full year 2008 results.
Financial Summary (unaudited)
(Dollars in millions)

	Three Months Ended			Year Ended
	December 31,			December 31,
			Percent			Percent
	2008	2007	Change	2008	2007	Change
Revenue	$571.7	$539.6	6.0%	$2,247.4	$2,099.5	7.0%
Adjusted EBITDA[1]	$177.6	$142.6	24.5%	$633.6	$584.1	8.5%
Adjusted EBITDA Margin	31.1%	26.4%		28.2%	27.8%
Cash Flow from Operations	$125.2	$68.2	83.6%	$280.3	$250.7	11.8%
Consolidated Operating Results
For the fourth quarter ended December 31, 2008, revenues were $571.7 million compared to $539.6 million for the same quarter last year, an increase of 6.0 percent.

[1]	See Reconciliation of Financial Measures below.

Revenue from acquired entities2 was $69.0 million during the fourth quarter, including $58.7 million from Genesys.
During the quarter, as a result of weaker economic conditions, the Company recorded a $32.3 million reduction in revenue in its Receivables Management segment from an allowance for impairment of purchased accounts receivables. Minority interest expense was reduced by $2.3 million to account for the minority owner’s share of this impairment.
Excluding the $32.3 million revenue impairment charge, consolidated revenue would have been $604.0 million. Organic revenue before the impairment charge decreased by 0.9 percent for the quarter.
For the year ended December 31, 2008, revenues were $2,247.4 million compared to $2,099.5 million for 2007, an increase of 7.0 percent. Revenue from acquired entities2 accounted for $190.3 million of the increase. Organic revenue growth for 2008, excluding impairment charges, was 1.6 percent.
Cash flow from operations was $125.2 million for the fourth quarter of 2008, an increase of 83.6 percent over the same period in 2007. For the year, cash flow from operations was $280.3 million, 11.8 percent higher than 2007.
Adjusted EBITDA for the fourth quarter was $177.6 million, or 31.1 percent of revenue. For the year, Adjusted EBITDA was $633.6 million, or 28.2 percent of revenue. A reconciliation of Adjusted EBITDA to cash flow from operating activities is presented below.
Balance Sheet and Liquidity
At December 31, 2008, West Corporation had cash and cash equivalents totaling $168.3 million and working capital of $211.4 million.
During the quarter, the Company invested $27.4 million in capital expenditures primarily for software, equipment and information technology systems.
2009 Guidance
For 2009, the Company expects the following results. This guidance assumes no acquisitions or additional changes in the current operating environment or exchange rates.

[2]	Acquired entities include HBF Communications (acquired in April 2008) and Positron (acquired in November 2008) in the Communications Services segment and Genesys (acquired in May 2008) in the Conferencing Services segment.

In millions	2008 Actual	2009 Guidance
Revenue	$2,247.4	$2,400 - $2,500
Adjusted EBITDA	$633.6	$625 - $675
Cash Flow from Operations	$280.3	$230 - $275
Capital Expenditures	$108.8	$115 - $130
Conference Call
The Company will hold a conference call to discuss these topics on Wednesday, February 4, 2009 at 11:00 AM Eastern Time (10:00 AM Central Time). Investors may access the call by visiting the Financials section of the West Corporation website at www.west.com and clicking on the Webcast link. A replay of the call will be available on the Company’s website at www.west.com.
About West Corporation
West Corporation is a leading provider of outsourced communication solutions to many of the world’s largest companies, organizations and government agencies. West combines telephony, technology and human capital to help its clients communicate effectively, maximize the value of their customer relationships and drive greater profitability from customer related transactions. The company’s integrated suite of customized solutions includes worldwide conferencing, emergency communications, customer care, customer acquisition, customer retention, business-to-business sales, account management and accounts receivable management services.
Founded in 1986 and headquartered in Omaha, Nebraska, West has a team of 47,000 employees based in North America, Europe and Asia. For more information on West Corporation, please call 1-800-841-9000 or visit www.west.com.
Forward Looking Statements
This press release contains forward looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue” or similar terminology. These statements reflect only West’s current expectations and are not guarantees of future performance or results. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include the ability to integrate or achieve the objectives of our recent acquisitions, West’s expectations of future liquidity requirements, West’s ability to complete future acquisitions, competition in West’s highly competitive industries, extensive regulation in many of West’s markets, West’s ability to recover on its charged-off consumer receivables, capacity utilization of West’s contact centers, the cost and reliability of voice and data services, availability of key personnel and employees, the cost of labor and turnover rates, the political, economic and other conditions in countries where West operates, the loss of any key clients, West’s ability to purchase, and finance the acquisition of, charged-off receivable portfolios on acceptable terms and in sufficient amounts, the nature of West’s forward flow contracts, the non-exclusive nature of West’s client contracts and the absence of revenue commitments, the possibility of an emergency interruption to West’s data and contact centers, acts of terrorism or war, security or privacy breaches of West’s systems and databases, West’s ability to protect proprietary information or technology, West’s ability to continue to keep pace with technological developments, the cost of pending and future litigation and other risk factors described in documents filed by the company with the United States Securities and Exchange Commission including West’s annual report on Form 10-K for the year ended December 31, 2007 and quarterly report on Form 10-Q for the quarter ended September 30, 2008. These forward-looking statements speak only as of the date on which the statements were made. West undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

WEST CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except selected operating data)

	Three Months Ended December 31,		%	Year Ended December 31,		%
	2008	2007	Change	2008	2007	Change
Revenue	$571,718	$539,575	6.0%	$2,247,434	$2,099,492	7.0%
Cost of services	258,839	240,789	7.5%	1,015,028	912,389	11.2%
Selling, general and administrative expenses	223,632	223,951	-0.1%	881,586	840,532	4.9%

Operating income	89,247	74,835	19.3%	350,820	346,571	1.2%
Interest expense	95,095	80,582	18.0%	313,019	332,372	-5.8%
Other expense (income), net	8,323	(468)	1878.4%	8,621	(13,396)	164.4%

Income before tax	(14,171)	(5,279)	-168.4%	29,180	27,595	5.7%
Income tax expense (benefit)	(5,610)	(333)	-1584.7%	11,731	6,814	72.2%
Minority Interest	197	3,124	-93.7%	(2,058)	15,399	-113.4%

Net income (loss)	$(8,758)	$(8,070)	-8.5%	$19,507	$5,382	262.4%

SELECTED SEGMENT DATA:
Revenue:
Communication Services	$290,917	$283,431	2.6%	$1,116,087	$1,094,346	2.0%
Conferencing	250,733	185,594	35.1%	937,301	727,831	28.8%
Receivables Management	31,715	72,212	-56.1%	200,029	283,446	-29.4%
Inter segment eliminations	(1,647)	(1,662)	0.9%	(5,983)	(6,131)	2.4%

Total	$571,718	$539,575	6.0%	$2,247,434	$2,099,492	7.0%

Depreciation & Amortization:
Communication Services	$21,885	$22,702	-3.6%	$77,418	$96,810	-20.0%
Conferencing	21,667	16,770	29.2%	84,121	64,477	30.5%
Receivables Management	4,734	6,498	-27.1%	21,949	21,533	1.9%

Total	$48,286	$45,970	5.0%	$183,488	$182,820	0.4%

Operating Income:
Communication Services	$40,455	$22,898	76.7%	$142,724	$114,754	24.4%
Conferencing	74,009	42,677	73.4%	246,721	181,673	35.8%
Receivables Management	(25,217)	9,260	-372.3%	(38,625)	50,144	-177.0%

Total	$89,247	$74,835	19.3%	$350,820	$346,571	1.2%

Operating Margin:
Communication Services	13.9%	8.1%	71.6%	12.8%	10.5%	21.9%
Conferencing	29.5%	23.0%	28.3%	26.3%	25.0%	5.2%
Receivables Management	-79.5%	12.8%	-721.1%	-19.3%	17.7%	-209.0%

Total	15.6%	13.9%	12.2%	15.6%	16.5%	-5.5%

SELECTED OPERATING DATA ($M):
Cash flow from operations	125.2	68.2
Term loan facility	2,485.4	2,376.4
Revolving lines of credit	272.2	—
Senior and Senior subordinated notes	1,100.0	1,100.0

	Condensed Balance Sheets
	December 31,	December 31,	%
	2008	2007	Change
Current assets:
Cash and cash equivalents	$168,340	$141,947	18.6%
Trust cash	9,130	10,358	-11.9%
Accounts receivable, net	359,021	289,480	24.0%
Portfolio receivables, current	64,204	77,909	-17.6%
Deferred income taxes receivable	52,647	33,718	56.1%
Other current assets	85,706	44,463	92.8%

Total current assets	739,048	597,875	23.6%
Net property and equipment	320,152	298,645	7.2%
Portfolio receivables, net	68,542	132,233	-48.2%
Goodwill	1,642,857	1,329,978	23.5%
Other assets	544,190	487,759	11.6%

Total assets	$3,314,789	$2,846,490	16.5%

Current liabilities	$527,638	$410,080	28.7%
Long Term Obligations	3,843,536	3,495,529	10.0%
Other liabilities	146,203	138,297	5.7%

Total liabilities	4,517,377	4,043,906	11.7%

Minority interest	3,632	12,937	-71.9%
Class L common stock	1,158,159	1,029,782	12.5%

Stockholders’ deficit	(2,364,379)	(2,240,135)	5.5%

Total liabilities and stockholders’ deficit	$3,314,789	$2,846,490	16.5%

Reconciliation of Financial Measures
The common definition of EBITDA is “Earnings Before Interest Expense, Taxes, Depreciation and Amortization.” In evaluating liquidity, we use earnings before interest expense, share based compensation, taxes, depreciation and amortization, minority interest, non-recurring litigation settlement costs, other non-cash reserves, transaction costs and after acquisition synergies and excluding unrestricted subsidiaries, or “Adjusted EBITDA.” EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under generally accepted accounting principles (“GAAP”). EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flow from operations or other income or cash flow data prepared in accordance with GAAP. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is presented as we understand certain investors use it as one measure of our historical ability to service debt. Adjusted EBITDA is also used in our debt covenants, although the precise adjustments used to calculate Adjusted EBITDA included in our credit facility and indentures vary in certain respects among such agreements and from those presented below. Set forth below is a reconciliation of EBITDA and Adjusted EBITDA to cash flow from operations.

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
Amounts in thousands	2008	2007	2008	2007

Cash flow from operating activities	$125,204	$68,235	$280,261	$250,732
Income tax expense (benefit)	(5,610)	(333)	11,731	6,814
Deferred income tax (expense) benefit	34,540	7,847	26,446	8,917
Interest expense	95,096	80,582	313,019	332,372
Allowance for impairment of purchased accounts receivable	(32,329)	—	(76,405)	—
Non-cash loss on hedge agreement	(17,679)	—	(17,679)	—
Unrealized loss on foreign denominated debt	(5,558)	—	(5,558)	—
Minority interest in earnings, net of distributions	1,359	(939)	9,178	(2,234)
Provision for share based compensation	(378)	(325)	(1,404)	(1,276)
Debt amortization	(4,145)	(3,626)	(15,802)	(14,671)
Other	(48)	(141)	(107)	195
Changes in operating assets and liabilities, net of business acquisitions	(61,439)	(33,151)	4,064	(53,461)

EBITDA	129,013	118,149	527,744	527,388
Minority interest	197	3,124	(2,058)	15,399
Provision for share based compensation	378	325	1,404	1,276
Acquisition synergies & transaction costs	7,001	2,909	20,985	22,006
Site closures & asset impairments	2,218	1,309	2,644	1,309
Non-cash portfolio impairment	32,329	1,004	76,405	1,004
Non-cash foreign currency losses	6,427	—	6,427	—
Litigation settlement costs	—	15,741	—	15,741

Adjusted EBITDA	$177,563	$142,561	$633,551	$584,123